EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including all amendments thereto) with respect to the Class A Ordinary Shares of iQIYI, Inc., and that this Joint Filing Agreement may be included as an exhibit to such joint filings. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement.

Dated: October 19, 2023

PAGAC IV-1 (Cayman) Limited

By:	/s/ Koichi Ito
Name:	PAGAC4 Secretaries Limited, represented by Koichi Ito
Title:	Director

PAGAC IV-2 (Cayman) Limited

By:	/s/ Koichi Ito
Name:	PAGAC4 Secretaries Limited, represented by Koichi Ito
Title:	Director

PAGAC IV-4 (Cayman) Limited

By:	/s/ Koichi Ito
Name:	Koichi Ito
Title:	Director

PAGAC IV-6 (Cayman) Limited

By:	/s/ Koichi Ito
Name:	Koichi Ito
Title:	Director

PAG Asia IV LP

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director of PAG Asia Capital GP IV Limited, acting as general partner of PAG Asia IV LP

PAG Asia Capital GP IV Limited

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director

PAG CAPITAL LIMITED

By:	/s/ Jon Robert Lewis
Name:	Pacific Alliance Group Limited, represented by Jon Robert Lewis
Title:	Director

PACIFIC ALLIANCE GROUP LIMITED

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director

PAG

By:	/s/ Derek Roy Crane
Name:	Derek Roy Crane
Title:	Director